Exhibit 10.7.2

                           The Vons Companies, Inc.

              Amendment to 1990 Stock Option and Restricted Stock Plan

     The Vons Companies, Inc. 1990 Stock Option and Restricted Stock Plan (the "Plan") is hereby amended, effective as of December 13, 1996, as set forth below.

     1.    There is hereby inserted in Article I of the Plan, after
Section 1.8 and before Section 1.9 thereof, a Section 1.8A, reading in its entirety as follows:

                Section 1.8A Involuntary Termination:

           "Involuntary Termination" of an Optionee's employment shall mean (a) in the case of an Optionee who is, at the time of such termination of employment, a "Designated Employee" covered by the Company's Amended and Restated Severance
           Plan for Senior Management and Key Employees, any termination of employment that gives rise to an entitlement to severance compensation pursuant to Section 4 of such plan; and (b) in the case of all other Optionees, a termination of the Optionee's employment by the Company or one of its Subsidiaries (as applicable) other than (x) for Cause where "Cause" is defined as the Optionee (i) commission of acts constituting a crime of moral turpitude (other then driving under the influence of alcohol), (ii) conduct which is malicious or known or intended to be contrary to the best interest of the Company or any of its subsidiaries and which causes material harm to the Company or such Subsidiary (as applicable), (iii) habitual neglect of duty if the Optionee shall have been given five (5) business days' written notice by the Company or such Subsidiary (as applicable) of such habitual neglect and such habitual neglect shall not have been cured prior to the expiration of such five (5) business day period; provided however, that a termination of employment shall not be considered to be for Cause unless the Optionee shall have been advised in writing at the time of his or her termination that the termination is for Cause, with a reasonable specification in such writing of the facts constituting Cause, or (iv) nonperformance which results in a termination of employment in accordance with the Company's written policies and practices and in effect in the period preceding a Change of Control, or (y) as a result of a Scheduled Store Closing where "Scheduled Store Closing" is defined as the closing by the Company of a store during the two-year period following a Change of Control when such store was scheduled to be closed in the Company's
           Key Budget as in existence at least three months prior to the Change of Control and is reflected in the Company's schedules to a definitive merger agreement relating to the Change of Control.

     2.    Section 4.3(d) is amended by replacing the phase
"Notwithstanding any other provision of this Plan" at the beginning thereof with the phrase "Except as otherwise provided in Section 4.3(e) and Section 4.7 hereof".

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     3.    Section 4.3 is hereby amended by inserting at the end thereof a new subsection (e), reading in its entirety as follows:

                (e) Notwithstanding any other provision of this Plan, upon the Involuntary Termination of an Optionee's employment during the two-year period after the occurrence of a Change of Control by reason of the acquisition of the Company by Safeway, Inc., all Options held by such Optionee shall become immediately vested and exercisable to the extent not therefore exercised, whether or not they are then exercisable in the ordinary course of business (notwithstanding any contrary restrictions the may be contained elsewhere in this Plan, in the written Stock Option Agreement or otherwise), and shall remain exercisable until the close of business on the 30th day following such Involuntary Termination, but in any case no later than the original expiration date of such Option.

     4. The foregoing amendments shall apply to, and shall be deemed to amend, as of the date hereof, all Options that are outstanding as of the date hereof.

     5. Except as otherwise specified herein, the Plan is hereby ratified without amendment.

     6. Nothing in this Amendment is intended to or shall compromise the right of the Company and its subsidiaries to terminate the Optionee's employment at any time with or without notice or with or without cause.




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